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Exhibit 10.15

SECURITY AND PLEDGE AGREEMENT

        THIS AGREEMENT, dated as of May 18, 2007 by and between KRONA ACQUISITION CORPORATION, a Delaware corporation (the "Pledgor" and "Obligor"), having an office address at 929 - 19th Avenue E, Seattle, WA 98112 and DAVID A. RAPAPORT ("Agent"), having an address at 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328, as Agent for the holders of the 10% Secured Promissory Notes in the aggregate principal amount of up to $2,500,000 (the "Notes") issued on the date hereof by the Krona Acquisition Corporation.

        WHEREAS, Pledgor has agreed to pledge all of its right title and interest in and to the shares of capital stock owned by it in any subsidiary or subsidiaries it acquires or forms prior to the repayment in full of the Notes, to be pledged at such time as it acquires any such subsidiary, in order to secure the repayment of the Notes.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Security Interest in Pledged Shares.

          (a)   Pledgor hereby grants to Agent, as collateral security for the performance of Obligor's obligations under the Notes, a security interest in all of the shares of capital stock beneficially owned by Pledgor in any subsidiary of Pledgor formed or acquired at any time from the date hereof until payment in full on the Notes (the "Collateral"), which shares shall represent 100% of its right, title and interest in any such subsidiary.

          (b)   Pledgor hereby agrees to deliver, transfer, convey and assign to, pledge and hypothecate to and with Agent the Collateral concurrently with any such formation or acquisition, and this Agreement shall be amended to add such Collateral to Schedule A hereto.

        2.    Supremacy of Financing Agreement.    This Security and Pledge Agreement is being executed pursuant to that certain Financing Agreement, dated as of May     , 2007 (the "Financing Agreement"). This Security Agreement is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Security and Pledge Agreement specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies.

        3.    Rights of Pledgor Prior to an Event of Default.    Until an Event of Default (as defined in the Notes and that certain Security Agreement among the Pledgor and the purchasers of the Notes, dated the date hereof) has occurred and is continuing, Pledgor shall be entitled to exercise all voting or consensual powers pertaining to the Collateral or any part thereof and to receive and retain any and all distributions (whether in cash or property) made with respect to or on account of the Collateral.

        4.    Rights and Remedies of Agent.    At any time after the occurrence of an Event of Default:

          4.1    Voting.    Agent shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral, on behalf of the holders of the Notes. In order to permit Agent the exercise such voting "or other powers, Pledgor shall, upon the written request of Agent, from time to time execute and deliver to Agent appropriate proxies and/or other documents, certificates and agreements as Agent shall reasonably request.

          4.2    Registration in Name of Agent.    Agent shall have the right at any time and from time to time thereafter to transfer any Collateral into its name or the name of the holders of the Notes. Nothing contained in this Section 3.2 shall deprive the Pledgor of any rights of redemption provided by law.

          4.3    Sale of Collateral.

            (a)   Upon 15 days' notice to Pledgor of the time and place of sale, Agent shall have the right at any time and from time to time thereafter, without further advertisement or demand upon or notice to Pledgor, and without right of redemption by any Pledgor, except as shall be required by applicable statute and cannot be waived, at its option, to sell, resell, assign, transfer and deliver all or any part of the Collateral at public or private sale, for cash or on credit for future delivery and on such other terms and conditions as Agent shall in its judgment deem advisable (including the requirement that the purchaser thereof agree to purchase such shares for its own account for investment purposes only). Agent may be the purchaser of any of the Collateral in any public or private sale of the Collateral.

            (b)   In addition to any other rights and remedies that Agent may have, it may immediately and without demand exercise any and all rights and remedies granted to a secured party upon the occurrence of an Event of Default under the provisions of the Delaware Uniform Commercial Code.

        5.    Duty with Respect to Collateral.    Agent shall not be under any obligation to take any action in regard to the Collateral or any part thereof, except as provided herein.

        6.    Application of Proceeds.    Agent shall apply the purchase price or other moneys collected, received or held by it in respect of the Collateral in the following order:

  (a)
  to the payment of all costs, expenses, liabilities and advances, including reasonable attorneys' fees and disbursements, incurred or made by Agent in the protection, exercise, or enforcement of its interests, rights, powers, or remedies hereunder upon the occurrence of any Event of Default;

  (b)
  to the payment of the unpaid principal of and accrued interest on and under the Notes then due and payable; and

  (c)
  the remainder, if any, to the Pledgor/Obligor.

        7.    Miscellaneous.

          7.1    No Waiver, etc.    No action taken by Agent shall be deemed to constitute a waiver by Agent of compliance by Pledgor with any representation, warranty, covenant, or agreement contained in this Agreement. No course of dealing between the parties hereto, and no failure or delay on the part of Agent in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7.2    Choice of Law; Venue.    This Agreement shall be governed by, construed under and enforced in accordance with the law of the State of Delaware. With respect to any claim or action arising under this Agreement, each of the Agent and Pledgor hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court located in the City of Wilmington, and (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing in this Agreement will be deemed to preclude the parties from bringing an action or proceeding in respect hereof in any other jurisdiction.

          7.3    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          7.4    Representations and Warranties.    Pledgor hereby represents and warrants to Agent:

            (a)   With respect to any Collateral included in Schedule A hereto at the time it is so included: It is the beneficial owner of the Collateral set forth on Schedule A hereto, free and clear of all liens, charges, encumbrances and restrictions of any kind and nature whatsoever.

            (b)   This Agreement has been duly and validly executed and delivered by or on behalf of Pledgor and constitutes a valid obligation of Pledgor, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

            (c)   The execution, delivery and performance of this Agreement by Pledgor and its consummation of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time: (i) violate any judgment, order, writ or decree of any court or other tribunal or any governmental agency applicable to him or (ii) result in the breach of, conflict with any provision of, or constitute a default under any agreement or instrument, to which it is a party or by which it is or may be legally bound.

          7.5    Section and Other Headings.    The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

          7.6    Execution in Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        8.    Notices.    All notices, certificates or other communications permitted or required hereunder shall be conclusively deemed to have been received and shall be effective on the day on which delivered by hand, email or telecopier to the respective address set forth for each party on the signature page(s) hereof or if sent by registered or certified mail, return receipt requested, postage prepaid, on the third Business Day after the day on which mailed, addressed to Pledgor or Agent, as the case may be, at such address, or if sent by overnight courier to the Agent or Pledgor, as the case may be, the next business day after being sent by overnight courier. Either party, by notice given hereunder, may designate a further or different name or address to which subsequent notices, certificates or communications shall be sent.

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        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the date first above written.

Pledgor/Obligor: KRONA ACQUISITION CORPORATION
By:	/s/ JOHAN LIEDGREN
Johan Liedgren
Its:	Chairman
For Notice: (Krona Acquisition Corporation to be renamed Sygence Corporation) 5151 Beltline Rd, Suite 1100 Dallas, TX 75254 Attn: George Noga
Fax: (214) 269-2901 E-mail: gnoga@syngence.com
Agent:
/s/ DAVID A. RAPAPORT David A. Rapaport
333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328
Tel: 404 257-9150 Fax: 404 257-9125 Email: drapaport@highcapus.com

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  Exhibit 10.15